Exhibit 99.2

Genworth Financial, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements and related notes are presented to show the effect on the historical condensed consolidated financial statements of Genworth Financial, Inc. (the “Company”) of the sale of the Company’s attributable share of its Canada mortgage insurance business (the “Sale”) consisting of approximately 57% of the outstanding common stock of the following subsidiary: Genworth MI Canada, Inc. (the “Sale Company”). The Sale was closed on December 12, 2019.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2019 is based on the assumption that the Sale was completed on September 30, 2019. The unaudited pro forma condensed consolidated statements of income for the years ended December 31, 2018, 2017 and 2016 is based on the assumption that the Sale was completed on January 1, 2016.

The unaudited pro forma financial statements as of and for the periods presented are for illustrative and informational purposes only and are not intended to represent, or be indicative of, what the Company’s financial position or results of operations would have been had the Sale been completed on the dates noted above. The unaudited pro forma condensed consolidated financial statements also should not be considered representative of the Company’s future financial position or results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The pro forma adjustments are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances. Actual amounts could differ materially from these estimates. The pro forma results should be read in conjunction with the financial statements and notes thereto in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the Quarterly Report on Form 10-Q for the period ended September 30, 2019.

GENWORTH FINANCIAL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Amounts in millions, except per share amounts)

As of September 30, 2019

	Historical	Adjustments		Pro Forma
Assets
Investments:
Fixed maturity securities available-for-sale, at fair value	$61,233	$—		$61,233
Equity securities, at fair value	239	—		239
Commercial mortgage loans ($53 are restricted related to a securitization entity)	7,033	—		7,033
Policy loans	2,069	—		2,069
Other invested assets	1,693	—		1,693

Total investments	72,267	—		72,267
Cash, cash equivalents and restricted cash	1,629	1,726	(a)	3,355
Accrued investment income	643	—		643
Deferred acquisition costs	1,881	—		1,881
Intangible assets and goodwill	210	—		210
Reinsurance recoverable	17,180	—		17,180
Other assets	479	—		479
Deferred tax asset	236	—		236
Separate account assets	6,005	—		6,005
Assets held for sale related to discontinued operations	5,123	(5,123	)(b),(c)	—

Total assets	$105,653	$(3,397)		$102,256

Liabilities and equity
Liabilities:
Future policy benefits	$40,489	—		$40,489
Policyholder account balances	22,607	—		22,607
Liability for policy and contract claims	10,780	—		10,780
Unearned premiums	1,863	—		1,863
Other liabilities	1,445	—		1,445
Non-recourse funding obligations	311	—		311
Long-term borrowings	3,706	—		3,706
Separate account liabilities	6,005	—		6,005
Liabilities held for sale related to discontinued operations	2,302	(2,302	)(b)	—

Total liabilities	89,508	(2,302)		87,206

Commitments and contingencies
Equity:
Class A common stock, $0.001 par value; 1.5 billion shares authorized; 592 million shares issued; 504 million shares outstanding	1	—		1
Additional paid-in capital	11,986	—		11,986

Accumulated other comprehensive income (loss):
Net unrealized investment gains (losses):
Net unrealized gains (losses) on securities not other-than-temporarily impaired	1,664	(67	)(b)	1,597
Net unrealized gains (losses) on other-than-temporarily impaired securities	11	—		11

Net unrealized investment gains (losses)	1,675	(67)		1,608

Derivatives qualifying as hedges	2,259	—		2,259
Foreign currency translation and other adjustments	(312)	273	(b)	(39)

Total accumulated other comprehensive income (loss)	3,622	206		3,828
Retained earnings	1,478	—		1,478
Treasury stock, at cost (88 million shares)	(2,700)	—		(2,700)

Total Genworth Financial, Inc.’s stockholders’ equity	14,387	206		14,593
Noncontrolling interests	1,758	(1,301	)(b)	457

Total equity	16,145	(1,095)		15,050

Total liabilities and equity	$105,653	$(3,397)		$102,256

See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

Genworth Financial, Inc.

Notes to Unaudited Pro Forma

Condensed Consolidated Balance Sheet

(a)

Adjustment reflects the net proceeds received in connection with the Sale. Proceeds are net of expenses related to the Sale, including transaction related closing costs. The Company assumed these expenses were paid on September 30, 2019.

(b)

Adjustments reflect the disposition of the assets and liabilities of the Sale Company previously presented as assets and liabilities held for sale related to discontinued operations. Adjustments also reflect the de-recognition of cumulative net unrealized investment gains and cumulative losses from currency translation adjustments included in other comprehensive income (loss) of the Sale Company, and the deconsolidation of the ownership interest attributable to noncontrolling interests of the Sale Company.

(c)

Included in the adjustment of the disposition of the assets of the Sale Company was an after-tax impairment loss of $164 million recognized in the Company’s third quarter report filed on Form 10-Q. This loss has not been reflected in the pro forma condensed consolidated statements of income as it is considered to be nonrecurring in nature.

GENWORTH FINANCIAL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the Year Ended December 31, 2018

(Amounts in millions, except per share amounts)

	Historical	Adjustments		Pro Forma
Revenues:
Premiums	$4,519	$(525	)(d)	$3,994
Net investment income	3,262	(141	)(d)	3,121
Net investment gains (losses)	(146)	137	(d)	(9)
Policy fees and other income	795	—		795

Total revenues	8,430	(529)		7,901

Benefits and expenses:
Benefits and other changes in policy reserves	5,684	(78	)(d)	5,606
Interest credited	611	—		611
Acquisition and operating expenses, net of deferrals	997	(54	)(d)	943
Amortization of deferred acquisition costs and intangibles	391	(43	)(d)	348
Interest expense	299	(43	)(e)	256

Total benefits and expenses	7,982	(218)		7,764

Income from continuing operations before income taxes	448	(311)		137
Provision for income taxes	151	(81	)(f)	70

Income from continuing operations	297	(230)		67
Income from discontinued operations, net of taxes	—	—		—

Net income	297	(230)		67
Less: net income attributable to noncontrolling interests	178	(108	)(d)	70

Net income (loss) available to Genworth Financial, Inc.’s common stockholders	$119	$(122)		$(3)

Income (loss) from continuing operations available to Genworth Financial, Inc.’s common stockholders per share:
Basic	$0.24			$(0.01)

Diluted	$0.24			$(0.01)

Net income (loss) available to Genworth Financial, Inc.’s common stockholders per share:
Basic	$0.24			$(0.01)

Diluted	$0.24			$(0.01)

Weighted-average common shares outstanding:
Basic	500.4			500.4

Diluted	504.2			500.4 (g)

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

GENWORTH FINANCIAL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the Year Ended December 31, 2017

(Amounts in millions, except per share amounts)

	Historical	Adjustments		Pro Forma
Revenues:
Premiums	$4,004	$(519	)(d)	$3,485
Net investment income	3,200	(134	)(d)	3,066
Net investment gains (losses)	265	(128	)(d)	137
Policy fees and other income	826	(1	)(d)	825

Total revenues	8,295	(782)		7,513

Benefits and expenses:
Benefits and other changes in policy reserves	5,179	(54	)(d)	5,125
Interest credited	646	—		646
Acquisition and operating expenses, net of deferrals	1,022	(65	)(d)	957
Amortization of deferred acquisition costs and intangibles	435	(43	)(d)	392
Interest expense	284	(18	)(e)	266

Total benefits and expenses	7,566	(180)		7,386

Income from continuing operations before income taxes	729	(602)		127
Benefit for income taxes	(207)	(199	)(f)	(406)

Income from continuing operations	936	(403)		533
Loss from discontinued operations, net of taxes	(9)	—		(9)

Net income	927	(403)		524
Less: net income (loss) attributable to noncontrolling interests	110	(190	)(d)	(80)

Net income available to Genworth Financial, Inc.’s common stockholders	$817	$(213)		$604

Income from continuing operations available to Genworth Financial, Inc.’s common stockholders per share:
Basic	$1.66			$1.23

Diluted	$1.65			$1.22

Net income available to Genworth Financial, Inc.’s common stockholders per share:
Basic	$1.64			$1.21

Diluted	$1.63			$1.20

Weighted-average common shares outstanding:
Basic	499.0			499.0

Diluted	501.4			501.4

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

GENWORTH FINANCIAL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the Year Ended December 31, 2016

(Amounts in millions, except per share amounts)

	Historical	Adjustments		Pro Forma
Revenues:
Premiums	$4,160	$(481	)(d)	$3,679
Net investment income	3,159	(128	)(d)	3,031
Net investment gains (losses)	72	(37	)(d)	35
Policy fees and other income	978	(1	)(d)	977

Total revenues	8,369	(647)		7,722

Benefits and expenses:
Benefits and other changes in policy reserves	5,245	(104	)(d)	5,141
Interest credited	696	—		696
Acquisition and operating expenses, net of deferrals	1,273	(59	)(d)	1,214
Amortization of deferred acquisition costs and intangibles	498	(39	)(d)	459
Interest expense	337	(18	)(e)	319

Total benefits and expenses	8,049	(220)		7,829

Income (loss) from continuing operations before income taxes	320	(427)		(107)
Provision for income taxes	358	(156	)(f)	202

Loss from continuing operations	(38)	(271)		(309)
Loss from discontinued operations, net of taxes	(29)	—		(29)

Net loss	(67)	(271)		(338)
Less: net income attributable to noncontrolling interests	210	(135	)(d)	75

Net loss available to Genworth Financial, Inc.’s common stockholders	$(277)	$(136)		$(413)

Loss from continuing operations available to Genworth Financial, Inc.’s common stockholders per share:
Basic	$(0.50)			$(0.77)

Diluted	$(0.50)			$(0.77)

Net loss available to Genworth Financial, Inc.’s common stockholders per share:
Basic	$(0.56)			$(0.83)

Diluted	$(0.56)			$(0.83)

Weighted-average common shares outstanding:
Basic	498.3			498.3

Diluted	498.3			498.3

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

Genworth Financial, Inc.

Notes to Unaudited Pro Forma

Condensed Consolidated Statements of Income

(d)

Adjustments reflect the elimination of revenues and expenses of the Sale Company, including operations attributable to noncontrolling interests, from the Company’s historical results as if the Sale occurred on January 1, 2016.

(e)

Interest on debt that will be assumed by Brookfield Business Partners L.P. of $18 million in each year and interest on debt required to be repaid as a result of the Sale of $25 million in 2018, was removed from the historical amounts.

(f)

Adjustment represents the income tax effect of the elimination of the revenue and expenses of the Sale Company. The tax effect was calculated using the historical statutory rates in effect for the periods presented.

(g)

Companies in a loss position are required to use basic weighted-average common shares outstanding in the calculation of diluted loss per share. Therefore, as a result of the elimination of revenues and expenses of the Sale Company and the resulting pro forma loss from continuing operations available to Genworth Financial, Inc.’s common stockholders for the year ended December 31, 2018, the Company used basic weighted-average common shares outstanding in the calculation of diluted loss per share as the inclusion of shares for stock options, restricted stock units and stock appreciation rights of 3.8 million would have been antidilutive to the calculation.